SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 28, 2000


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)




            Delaware               1-14076                  22-3270045
  (State or other jurisdiction    (Commission             (IRS Employer
         of incorporation)        File Number)        Identification Number)



            Glenpointe Center East
         300 Frank W. Burr Boulevard
             Teaneck, New Jersey                          07666
   (Address of principal executive offices)             (Zip Code)



                                 (201) 928-1001
              (Registrant's telephone number, including area code)



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Item 5.   Other Events.

     Effective February 28, 2000, we, Vizacom Inc., entered into an agreement to acquire PC Workstation Rentals, Inc., d/b/a PWR Systems, a Long Island, New York-based designer and integrator of Internet, intranet and extranet systems and other computer networks and value-added-reseller of computer and digital communication equipment.

     The acquisition agreement, an Agreement and Plan of Merger, dated as of February 28, 2000, contemplates that our acquisition consideration will be paid in cash and shares of our common stock. The cash portion will be paid at the closing of the transaction in the form of a cash payment to the PWR stockholders of $1 million and the delivery to the PWR stockholders of our promissory notes in the aggregate principal amount of $500,000 payable over twelve months. These notes are to be convertible into shares of our common stock, at a conversion price of $3.00 per share. The stock portion will be in the form of 1,500,000 shares of our common stock. The 1,500,000 shares of our common stock issued at closing will be subject to lock-up agreements between each PWR stockholder and us.

     The acquisition agreement provides for an increase in the acquisition consideration of up to $350,000 per year for the three-year period following the closing of the acquisition, based upon increases in PWR's earnings before interest, taxes, depreciation and amortization.

     All of the shares of our common stock that may be issued in the transaction, including those issued upon conversion of the notes delivered at closing, will be issued in reliance upon an exemption from registration under the Securities Act of 1933. As a result, these shares will be subject to restrictions on transfer under the applicable provisions of the Securities Act of 1933. In accordance with the acquisition agreement, at the closing, we will enter into a registration rights agreement in which we will grant the PWR stockholders one demand and customary piggy-back registration rights.

     Closing of the acquisition is subject to (a) our receipt of gross proceeds of at least $5 million from the sale of our equity securities, (b) our entering into three year employment agreements with each of PWR's executive officers and sole stockholders, Vincent DiSpigno and David N. Salav, and (c) other customary conditions to closing of the type normally found in similar acquisition agreements.


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Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.

               Not applicable.

          (b)  Pro forma financial information.

               Not applicable.

          (c)  Exhibits.

               Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number    Description
-------   -----------
99.1      Press Release, dated February 29, 2000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    March 3, 2000

                                             VIZACOM INC.



                                      By:       /s/ Alan W. Schoenbart
                                          -----------------------------------
                                                Alan W. Schoenbart
                                           Vice President - Finance and
                                              Chief Financial Officer

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


                                  EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------
99.1      Press Release, dated February 29, 2000.





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